UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 21, 2021

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-15451	58-2480149
(State or other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway N.E.,
Atlanta,	Georgia		30328
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class B common stock, par value $0.01 per share	UPS	New York Stock Exchange

0.375% Senior Notes due 2023	UPS23A	New York Stock Exchange

1.625% Senior Notes Due 2025	UPS25	New York Stock Exchange

1% Senior Notes due 2028	UPS28	New York Stock Exchange

1.500% Senior Notes due 2032	UPS32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 21, 2021, The Boeing Company ("Boeing") issued a press release announcing United Parcel Service, Inc.'s (the “Company”) purchase of nineteen 767 Freighter aircraft from Boeing. The Company will take delivery of the aircraft between 2023 and 2025. This aircraft purchase supports the Company's sustainability efforts by making its fleet more efficient and improving reliability. The purchase also aligns with the Company's strategy and capital expenditure plans shared during its June 2021 Investor and Analyst Day.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by reference in any such filing.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date:	December 21, 2021	By:	/s/ BRIAN NEWMAN
Brian Newman
Chief Financial Officer